UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adaptimmune Therapeutics plc (the “Company”) confirms that on June 23, 2016, the appointment of Barbara Duncan to its Board of Directors as an independent Non-Executive Director and as a member of the Company’s Audit Committee became effective. A copy of Ms. Duncan’s letter of appointment with the Company, effective from June 23, 2016, is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Peter Thompson, M.D. has resigned from his position as a member of the Audit Committee effective from June 23, 2016, but continues to serve as a member of the Board of Directors and as a member of the Company’s Remuneration Committee.

Following Ms. Duncan’s appointment, the Audit Committee comprises Mr. Lawrence M. Alleva (Chairperson), Ms. Barbara Duncan and Mr. Ian Laing, each of whom is an “independent director” as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and under applicable NASDAQ Stock Market Listing Rules.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Letter of Appointment dated May 23, 2016 and effective from June 23, 2016 between the Company and Barbara Duncan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: June 23, 2016	By:	/s/ Margaret Henry
Name: Margaret Henry
Title: Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Letter of Appointment dated May 23, 2016 and effective from June 23, 2016 between the Company and Barbara Duncan.